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                                                                 EXHIBIT 10.15.2

[NANOSYS LETTERHEAD]          2625 Hanover Street, Palo Alto, CA 94304
                              650.331.2100, 650.331.2101 fax, www.nanosysinc.com

May 17, 2004

Dr. James Romine
Director
DuPont Materials Science & Engineering
Experimental Station 328/407
Wilmington, DE 19880-0328

     Re: DuPont/Nanosys Collaboration Agreement

Dear Jim:

The following represents our understanding of the status of our agreement with DuPont (the "Agreement"):

Pursuant to section 10.2, of the Agreement, the Agreement is scheduled to terminate three months after the Commencement Date of the Agreement, which, as amended in Amendment A to the Agreement, is May 17th, 2004, unless the Parties have agreed in writing to continue the collaboration under the Agreement.

At present, both Parties hereby agree to continue the Collaboration under the Agreement. As a next step, the Parties will work expeditiously together to formulate mutually acceptable Statements of Work, based on the learnings to date. These Statements of Work will provide the sole basis for determining the appropriate timing and level of ongoing funding for future tasks.

Please indicate DuPont's agreement by signing and returning this letter to my attention via facsimile at (650) 331-2101.

Please feel free to call me if you have any questions.

Sincerely,

/s/ CALVIN CHOW
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Calvin Chow
CEO, Nanosys, Inc.

Accepted and agreed:

By:     /s/ JAMES C. ROMINE
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Name:   James C. Romine
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Title:  Science Director
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Date:   5/20/04
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